UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):    February 27, 2017

AVNET, INC.
(Exact name of registrant as specified in Charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Interest Purchase Agreement

As previously announced, on September 19, 2016, Avnet, Inc. (the “Company”) entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with Tech Data Corporation (“the Buyer”), pursuant to which, the Company agreed to sell its Technology Solutions operating group (the “TS Business”) to the Buyer.

On February 27, 2017, the Company and the Buyer entered into the First Amendment to the Interest Purchase Agreement (the “Amendment” and the Interest Purchase Agreement, as so amended, the “Purchase Agreement”), pursuant to which the parties agreed, among other things, that certain intercompany indebtedness in China would remain outstanding following the Closing and be payable by the Buyer’s subsidiaries to the Company’s subsidiaries and to modify the definition of “Retained Business” to exclude the business of integration and resale of certain technology products in the United States to certain customers.

Other than as expressly modified pursuant the Amendment, the Interest Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2016 and is incorporated herein by reference, remains in full force and effect as originally executed on September 19, 2016.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (1) the Interest Purchase Agreement, and (2) the Amendment, a copy of which is filed herewith as Exhibit 2.2 and incorporated herein by reference.

Accounts Receivable Securitization Program

In connection with the Company’s sale of its TS Business to the Buyer, on February 27, 2017, the Company and Avnet Receivables Corporation, a wholly owned subsidiary of the Company (“ARC”), entered into the Third Amended and Restated Receivables Purchase Agreement with the companies and financial institutions party thereto (collectively, the “Purchasers”) and JPMorgan Chase Bank, N.A., as agent (the “Receivables Purchase Agreement”).  Pursuant to the Receivables Purchase Agreement, ARC may sell, on a revolving basis, an undivided interest of up to $400 million in eligible receivables to the Purchasers.  As of February 27, 2017, approximately  $274 million was outstanding under the Receivables Purchase Agreement.  The accounts receivable securitization program expires on August 19, 2018.  Borrowings under the program bear interest at a base rate or commercial paper rate, plus an applicable margin.  The Receivables Purchase Agreement amends and supersedes the Second Amended and Restated Receivable Purchase Agreement, dated August 26, 2010 as amended, among the Company, ARC, the companies and financial institutions party thereto and JPMorgan Chase Bank, N.A.

Concurrent with entry into the Receivables Purchase Agreement, the Company and ARC entered into the Amended and Restated Receivables Sale Agreement (the “Receivables Sale Agreement” and together with the Receivables Purchase Agreement, the “Receivables Documents”).  Under the Receivables Sale Agreement, the Company agreed to sell, and ARC agreed to purchase, certain accounts receivable originated by the Company in the United States for a purchase price reflecting a discount from the aggregate balance of such accounts receivable and certain credit adjustments.  The Receivables Sale Agreement amends and supersedes the receivable sale agreement, dated June 28, 2001 as amended, between the Company and ARC.

Some or all of the parties to the Receivables Purchase Agreement, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

*    *    *    *

The foregoing descriptions of the Receivables Documents do not purport to be complete and are qualified in their entirety by reference to the full text of the Receivables Purchase Agreement and the Receivables Sale Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Purchase Agreement and the Receivables Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the TS Business, the Company, the Buyer, ARC or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Receivables Documents (i) were made by the parties thereto only for purposes of those agreements and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement or the Receivables Documents, as the case may be; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement or the Receivables Documents, as the case may be (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement or the Receivables Documents instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the TS Business, the Company, the Buyer, ARC or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement and the Receivables Documents may be subject to subsequent waiver or modification. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement or the Receivables Documents, as the case may be, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement and the Receivables Documents should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On February 27, 2017, the Company completed the previously announced divestiture of the TS Business to the Buyer pursuant to the terms of the Purchase Agreement.  The Company received approximately $2.4 billion in cash, which excludes net working capital and other contractual sales price adjustments and $247 million of the Buyer common stock based on the closing price of the Buyer shares on February 27, 2017.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, in connection with the divestiture of the TS Business, the employment of Patrick Zammit, Senior Vice President of the Company and President of Avnet Technology Solutions, with the Company was terminated.

Item 8.01     Other Events.

On February 27, 2017, the Company issued a press release announcing the completion of the TS Business divestiture.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(b)Pro forma financial information

The Company’s unaudited pro forma condensed consolidated financial statements, which reflects the TS Business divestiture described in Item 2.01, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)Exhibits

Exhibit No.	Description
2.2	First Amendment to Interest Purchase Agreement, dated as of February 27, 2017, by and between Avnet, Inc. and Tech Data Corporation
10.1

Third Amended and Restated Receivables Purchase Agreement, dated February 27, 2017, among Avnet, Inc., Avnet Receivables Corporation, the companies and financial institutions party thereto and JPMorgan Chase Bank, N.A., as agent

10.2	Amended and Restated Receivables Sale Agreement, dated February 27, 2017, between Avnet, Inc. and Avnet Receivables Corporation
99.1	Press release issued by Avnet, Inc. on February 27, 2017
99.2	Unaudited pro forma condensed consolidated financial information of Avnet, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	AVNET, INC.

	By:	/s/ Kevin Moriarty
Name: Kevin Moriarty
Title: Senior Vice President and
Chief Financial Officer